Exhibit 99.1

Pitney Bowes Announces First Quarter 2020 Financial Results

STAMFORD, Conn.--(BUSINESS WIRE)--May 4, 2020--Pitney Bowes Inc. (NYSE: PBI), a global technology company that provides commerce solutions in the areas of ecommerce, shipping, mailing and financial services, today announced its financial results for the first quarter 2020.

“Clearly, we are all operating in unprecedented times and unchartered territory. Our first priority remains around the health, well-being and safety of our workforce, clients, partners and suppliers,” said Marc B. Lautenbach, President and CEO, Pitney Bowes. “Given these challenging times, I am proud of how our team worked together and supported our clients in the first quarter. These actions are consistent with the culture Pitney Bowes has built over the last 100 years and what will carry us into our next 100 years as a Company. Today, thousands of women and men across Pitney Bowes continue to play a critical role in the economy by keeping mail and parcels moving, by keeping our clients’ equipment running, and by keeping our supply chain flowing. I want to acknowledge and thank our employees for the incredible work they each are doing under these difficult circumstances. In the same way, we salute the many selfless Americans that are doing essential work to help our country through this difficult period.”

Lautenbach continued, “It is important to note that businesses engaged in mailing and shipping, which includes Pitney Bowes, have been designated an essential service by the Department of Homeland Security. The sending of mail and parcels is critical to our economy and we understand how vital it is for our clients.”

“Over the last several years, we have made strategic decisions to strengthen our portfolio, products and balance sheet for long-term growth. As a result, we are in a much better position to weather this situation and come out stronger as a Company.”

Financial Overview:

  Revenue of $796 million, flat to prior year; growth of 1 percent when adjusted for the impact of currency and market exits
  GAAP EPS was a loss of $1.22; Adjusted EPS of $0.05
  EPS was negatively impacted by $0.05 as a result of the increase in credit loss provisions to reflect current macro-environment conditions in connection with the application of the current expected credit losses (CECL) accounting standard on January 1, 2020.
  GAAP EPS includes a non-cash $1.15 per share goodwill impairment charge related to the Global Ecommerce business.
  GAAP cash from operations was a use of $66 million; free cash flow was a use of $47 million.
  Based on the uncertainty around Covid-19, the Company is suspending its 2020 annual guidance.

Other Highlights:

  The Company secured a new $850 million five-year Term Loan B; proceeds along with cash on the balance sheet used to pre-pay $928 million in near-term debt maturities.
  The Company’s next bond maturity is not due until October 2021 for $172 million.
  In April, the Company drew down $100 million from its revolving credit facility to hold in reserves. The Company continues to have access to the remaining balance of $400 million and is in compliance with all of its financial covenants contained in the credit facility.
  The Company ended the first quarter with $730 million in cash and short-term investments on its balance sheet and remains confident in its liquidity position.
  The Board of Directors has declared a quarterly cash dividend on the Company’s common stock of $0.05 per share.

First Quarter Results

Revenue totaled $796 million, which was flat to prior year. Revenue grew 1 percent over prior year when adjusted for both the impact of currency and the January 2019 sale of direct operations in 6 smaller European markets (market exits).

GAAP earnings per share was a loss of $1.22, which included a non-cash $1.15 per share goodwill impairment charge related to the Global Ecommerce business, $0.16 for the extinguishment of debt, $0.02 for restructuring charges and a benefit of $0.06 for discontinued operations. Adjusted earnings per share were $0.05.

EPS was negatively impacted by $0.05 as a result of the increase in credit loss provisions to reflect current macro-environment conditions in connection with the application of the current expected credit losses (CECL) accounting standard on January 1, 2020.

GAAP cash from operations was a use of $66 million, which included taxes related to the Software Solutions sale. Free cash flow was a use of $47 million. Compared to prior year, the decline in free cash flow was principally driven by higher accounts payable and accrued liabilities predominantly as a result of timing, in part due to the acceleration of interest payments related to the tender offer completed in the first quarter. Free cash flow versus prior year was also impacted by a lower run-off of finance receivables.

During the quarter, the Company used cash to reduce total debt by $110 million, paid $30 million as a premium payment to redeem debt, invested $26 million in capital expenditures, paid $9 million in dividends to its common shareholders and made $6 million in restructuring payments.

Earnings per share results for the first quarter are summarized in the table below:

	First Quarter*
	2020	2019
GAAP EPS	($1.22)	($0.01)
Discontinued operations	(0.06)	-
GAAP EPS from continuing operations	($1.28)	(0.01)
Goodwill impairment charge	1.15	-
Extinguishment of debt	0.16	-
Restructuring charges	0.02	0.01
Loss from market exits	-	0.10
Adjusted EPS	$0.05	$0.11

* The sum of the earnings per share may not equal the totals due to rounding.

Business Segment Reporting

The Commerce Services group includes the Global Ecommerce and Presort Services segments. Global Ecommerce facilitates domestic retail and ecommerce shipping solutions, including fulfillment and returns, and global cross-border ecommerce transactions. Presort Services provides sortation services to qualify large volumes of First Class Mail, Marketing Mail, Marketing Mail Flats and Bound Printed Matter for postal workshare discounts.

The Sending Technology Solutions segment offers physical and digital mailing and shipping technology solutions, financing, services, supplies and other applications for small and medium businesses to help simplify and save on the sending, tracking and receiving of letters, parcels and flats.

The sum of the segment results may not equal the totals due to rounding.

Commerce Services

	First Quarter
($ millions)	2020	2019	Y/Y Reported	Y/Y Ex Currency
Revenue
Global Ecommerce	$292	$266	10%	10%
Presort Services	141	135	4%	4%
Commerce Services	$433	$401	8%	8%

EBITDA
Global Ecommerce	($11)	$2	>(100%)
Presort Services	23	22	7%
Commerce Services	$12	$24	(49%)

EBIT
Global Ecommerce	($29)	($15)	>(100%)
Presort Services	16	15	4%
Commerce Services	($14)	-	>(100%)

Global Ecommerce

Revenue growth driven by growth in Delivery and Fulfilment Services. EBIT and EBITDA margins were impacted by the mix of business and incremental costs associated with new facilities that opened during the fourth quarter 2019.

Covid-19 adversely impacted revenue and drove lower productivity across all sites, which was in part due to the difficulty in predicting accurate levels of consumer demand which impacted staffing levels. The business implemented CDC guidelines around social distancing at each sorting facility and incurred higher costs related to sanitizing facilities, staggered break and shift scheduling as well as health and temperature screenings.

Presort Services

Revenue growth was driven by investments in acquisitions for expansion along with higher revenue per piece. Volumes grew in First Class Mail and Marketing Mail Flats, which was partly offset by a decline in Marketing Mail. EBIT and EBITDA growth versus prior year were negatively impacted by $4 million from unrealized losses on certain investment securities driven by changes in the financial markets. Labor costs per piece improved from prior year as a result of productivity initiatives.

Covid-19 had an impact primarily on Marketing Mail volumes in addition to productivity across all sites during the first quarter. The business implemented CDC guidelines around social distancing at each sorting facility and incurred higher costs related to sanitizing facilities, staggered break and shift scheduling as well as health and temperature screenings.

SendTech Solutions

	First Quarter
($ millions)	2020	2019	Y/Y Reported	Y/Y Ex Currency
Revenue	$363	$394	(8%)	(7%)
EBITDA	$116	$131	(12%)
EBIT	$107	$122	(13%)

Revenue declined driven by lower equipment, financing, support services, supplies, and rentals, partly offset by higher business services revenue.

Covid-19 adversely impacted revenue, particularly equipment sales and supplies. In addition to the revenue loss, EBIT and EBITDA were negatively impacted by $10 million as a result of the increase in credit loss provisions to reflect the current macro-environment conditions resulting from Covid-19 in connection with the application of the CECL accounting standard.

2020 Guidance

Based on the level of uncertainty around the depth and duration of Covid-19, in addition to the impact on clients, consumer demand and suppliers, and how it may ultimately impact each of our businesses, the Company is suspending guidance for the current financial year.

Conference Call and Webcast

Management of Pitney Bowes will discuss the Company’s results in a broadcast over the Internet today at 8:00 a.m. ET. Instructions for listening to the earnings results via the Web are available on the Investor Relations page of the Company’s web site at www.pitneybowes.com.

About Pitney Bowes

Pitney Bowes (NYSE:PBI) is a global technology company providing commerce solutions that power billions of transactions. Clients around the world, including 90 percent of the Fortune 500, rely on the accuracy and precision delivered by Pitney Bowes solutions, analytics, and APIs in the areas of ecommerce fulfillment, shipping and returns; cross-border ecommerce; office mailing and shipping; presort services; and financing. For 100 years Pitney Bowes has been innovating and delivering technologies that remove the complexity of getting commerce transactions precisely right. For additional information visit Pitney Bowes, the Craftsmen of Commerce, at www.pitneybowes.com.

Use of Non-GAAP Measures

The Company's financial results are reported in accordance with generally accepted accounting principles (GAAP); however, in its disclosures the Company uses certain non-GAAP measures, such as adjusted earnings before interest and taxes (EBIT), adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted earnings per share (EPS), revenue growth on a constant currency basis and free cash flow.

The Company reports measures such as adjusted EBIT, adjusted EBITDA and adjusted EPS to exclude the impact of items like discontinued operations, restructuring charges, gains, losses and costs related to acquisitions and dispositions, asset impairment charges, goodwill impairment charges and other unusual or one-time items. While these are actual Company income or expenses, they can mask underlying trends associated with its business. Such items are often inconsistent in amount and frequency and as such, the non-GAAP measures provide investors greater insight into the underlying operating trends of the business.

In addition, revenue growth is presented on a constant currency basis to exclude the impact of changes in foreign currency exchange rates since the prior period under comparison. Constant currency is calculated by converting the current period non-U.S. dollar denominated revenue using the prior year’s exchange rate for the comparable quarter. The Company also reported revenue growth excluding the impact of currency and market exits, which excludes the impact of changes in foreign currency exchange rates since the prior period and the revenues associated with 2019 market exits in several smaller markets. We believe that excluding the impacts of currency exchange rates and the revenues associated with the recent market exits in several smaller markets provides investors a better understanding of the underlying revenue performance. A reconciliation of reported revenue to constant currency revenue and “constant currency revenue excluding the impact of currency and market exits” can be found in the attached financial schedules.

The Company reports free cash flow in order to provide investors insight into the amount of cash that management could have available for other discretionary uses. Free cash flow adjusts GAAP cash from operations for cash flows of discontinued operations, capital expenditures, restructuring payments, changes in customer deposits held at the Pitney Bowes Bank, transaction costs and other special items. A reconciliation of GAAP cash from operations to free cash flow can be found in the attached financial schedules.

Segment EBIT is the primary measure of profitability and operational performance at the segment level. Segment EBIT is determined by deducting from segment revenue the related costs and expenses attributable to the segment. Segment EBIT excludes interest, taxes, general corporate expenses not allocated to a particular business segment, restructuring charges and goodwill and asset impairments, which are recognized on a consolidated basis. The Company also provides segment EBITDA, which further excludes depreciation and amortization expense for the segment, as an additional useful measure of segment profitability and operational performance. A reconciliation of segment EBIT and EBITDA to net income can be found in the attached financial schedules.

Pitney Bowes has provided a quantitative reconciliation to GAAP in supplemental schedules. This information can be found at the Company's web site www.pb.com/investorrelations.

This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance. Forward-looking statements include, but are not limited to, statements about its future revenue and earnings guidance and other statements about future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include the severity, magnitude and duration of the Covid-19 pandemic (Covid-19), including governments' responses to Covid-19, its continuing impact on our operations, employees, global supply chain and consumer demand across our and our clients' businesses as well as any deterioration or instability in global macroeconomic conditions. Other factors, which could cause future financial performance to differ materially from the expectations, and which may also be exacerbated by Covid-19 or a negative change in the economy, include, without limitation: declining physical mail volumes; changes in postal regulations, or the financial health of posts in the U.S. or other major markets or the loss of, or significant changes to, our contractual relationship with the United States Postal Service (USPS); our ability to continue to grow volumes, gain additional economies of scale and improve profitability within our Commerce Services group; the loss of some of our larger clients in our Commerce Services group; our success at managing customer credit risk; third-party suppliers' ability to provide products and services required by our clients; changes in labor conditions and transportation costs; capital market disruptions or credit rating downgrades that adversely impact our ability to access capital markets at reasonable costs; a breach of security, including a future cyber-attack or other comparable event; our success in developing and marketing new products and services and obtaining regulatory approvals, if required; competitive factors, including pricing pressures, technological developments and the introduction of new products and services by competitors and other factors as more fully outlined in the Company's 2019 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

Note: Consolidated statements of income; revenue, EBIT and EBITDA by business segment; and reconciliations of GAAP to non-GAAP measures for the three months ended March 31, 2020 and 2019, and consolidated balance sheets as of March 31, 2020 and December 31, 2019 are attached.

Pitney Bowes Inc.
Consolidated Statements of Income (Loss)
(Unaudited; in thousands, except share and per share amounts)

	Three months ended March 31,
	2020	2019
Revenue:
Business services	$444,379	$406,545
Support services	122,015	128,599
Financing	89,078	97,043
Equipment sales	76,273	89,787
Supplies	45,709	50,953
Rentals	18,814	22,157
Total revenue	796,268	795,084

Costs and expenses:
Cost of business services	374,665	327,046
Cost of support services	39,760	41,847
Financing interest expense	12,489	11,364
Cost of equipment sales	57,359	63,665
Cost of supplies	12,240	13,550
Cost of rentals	6,378	9,715
Selling, general and administrative	248,633	261,669
Research and development	12,116	12,577
Goodwill impairment	198,169	-
Restructuring charges	3,817	3,700
Interest expense, net	25,883	27,602
Other components of net pension and postretirement income	(151)	(638)
Other expense, net	33,487	17,710
Total costs and expenses	1,024,845	789,807

(Loss) income from continuing operations before taxes	(228,577)	5,277
(Benefit) provision for income taxes	(10,030)	7,820
Loss from continuing operations	(218,547)	(2,543)
Income (loss) from discontinued operations, net of tax	10,064	(116)
Net loss	$(208,483)	$(2,659)

Basic (loss) earnings per share (1):
Continuing operations	$(1.28)	$(0.01)
Discontinued operations	0.06	-
Net loss	$(1.22)	$(0.01)

Diluted (loss) earnings per share (1):
Continuing operations	$(1.28)	$(0.01)
Discontinued operations	0.06	-
Net loss	$(1.22)	$(0.01)

Weighted-average shares used in diluted earnings per share	170,912,395	185,970,755
(1)	The sum of the earnings per share amounts may not equal the totals due to rounding.

Pitney Bowes Inc.
Consolidated Balance Sheets
(Unaudited; in thousands, except share amounts)

Assets	March 31, 2020	December 31, 2019
Current assets:
Cash and cash equivalents	$663,072	$924,442
Short-term investments	67,180	115,879
Accounts and other receivables, net	342,823	373,471
Short-term finance receivables, net	597,805	629,643
Inventories	71,848	68,251
Current income taxes	16,356	5,565
Other current assets and prepayments	111,104	101,601
Assets of discontinued operations	-	17,229
Total current assets	1,870,188	2,236,081

Property, plant and equipment, net	371,464	376,177
Rental property and equipment, net	40,264	41,225
Long-term finance receivables, net	601,547	625,487
Goodwill	1,125,035	1,324,179
Intangible assets, net	181,624	190,640
Operating lease assets	193,635	200,752
Noncurrent income taxes	73,186	71,903
Other assets	436,487	400,456
Total assets	$4,893,430	$5,466,900

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$653,539	$793,690
Customer deposits of Pitney Bowes Bank	590,230	591,118
Current operating lease liabilities	36,085	36,060
Current portion of long-term debt	62,952	20,108
Advance billings	96,641	101,920
Current income taxes	3,070	17,083
Liabilities of discontinued operations	-	9,713
Total current liabilities	1,442,517	1,569,692

Long-term debt	2,567,010	2,719,614
Deferred taxes on income	275,815	274,435
Tax uncertainties and other income tax liabilities	36,096	38,834
Noncurrent operating lease liabilities	171,079	177,711
Other noncurrent liabilities	371,483	400,518
Total liabilities	4,864,000	5,180,804

Stockholders' equity:
Common stock, $1 par value	323,338	323,338
Additional paid-in-capital	69,553	98,748
Retained earnings	5,200,024	5,438,930
Accumulated other comprehensive loss	(857,874)	(840,143)
Treasury stock, at cost	(4,705,611)	(4,734,777)
Total stockholders' equity	29,430	286,096
Total liabilities and stockholders' equity	$4,893,430	$5,466,900

Pitney Bowes Inc.
Business Segment Revenue
(Unaudited; in thousands)

	Three months ended March 31,
	2020	2019	% Change
REVENUE
Global Ecommerce	$292,323	$266,254	10%
Presort Services	140,720	134,847	4%
Commerce Services	433,043	401,101	8%

Sending Technology Solutions	363,225	393,983	(8%)
Total revenue - GAAP	796,268	795,084	0%

Currency impact on revenue	2,339	-
Revenue, at constant currency	798,607	795,084	0%
Less revenue from Market Exits	552	4,102
Revenue, excluding currency and Market Exits	$798,055	$790,982	1%

Pitney Bowes Inc.
Business Segment EBIT & EBITDA
(Unaudited; in thousands)

	Three Months Ended March 31,
	2020			2019			% change
	EBIT (1)	D&A	EBITDA	EBIT (1)	D&A	EBITDA	EBIT	EBITDA

Global Ecommerce	$(29,475)	$18,065	$(11,410)	$(14,600)	$16,458	$1,858	>(100%)	>(100%)
Presort Services	15,695	7,774	23,469	15,066	6,920	21,986	4%	7%
Commerce Services	(13,780)	25,839	12,059	466	23,378	23,844	>(100%)	(49%)

Sending Technology Solutions	106,562	9,039	115,601	122,403	8,857	131,260	(13%)	(12%)

Segment total	$92,782	$34,878	127,660	$122,869	$32,235	155,104	(24%)	(18%)

Reconciliation of Segment EBITDA to Net Loss:
Segment depreciation and amortization			(34,878)			(32,235)
Unallocated corporate expenses (2)			(43,722)			(56,958)
Interest, net			(38,372)			(38,966)
Goodwill impairment			(198,169)			-
Restructuring charges			(3,817)			(3,700)
Loss on extinguishment of debt			(36,987)			-
Loss on Market Exits			-			(17,710)
Transaction costs			(292)			(258)
Benefit (provision) for income taxes			10,030			(7,820)
Loss from continuing operations			(218,547)			(2,543)
Income (loss) from discontinued operations, net of tax			10,064			(116)
Net loss			$(208,483)			$(2,659)

(1)	Segment EBIT excludes interest, taxes, general corporate expenses, restructuring charges, and other items that are not allocated to a particular business segment.
(2)	Includes corporate depreciation and amortization expense of $5,841 and $4,650 for the three months ended March 31, 2020 and 2019, respectively.

Pitney Bowes Inc.
Reconciliation of Reported Consolidated Results to Adjusted Results
(Unaudited; in thousands, except per share amounts)

	Three months ended March 31,
	2020	2019

Reconciliation of reported net loss to adjusted net income, adjusted EBIT and adjusted EBITDA
Net loss	$(208,483)	$(2,659)
(Income) loss from discontinued operations, net of tax	(10,064)	116
Goodwill impairment	196,600	-
Restructuring charges	2,671	2,745
Loss on extinguishment of debt	27,777	-
Loss on disposition of businesses	-	19,423
Transaction costs	223	192
Adjusted net income	8,724	19,817
Interest, net	38,372	38,966
Provision for income taxes, as adjusted	1,964	7,128
Adjusted EBIT	49,060	65,911
Depreciation and amortization	40,719	36,885
Adjusted EBITDA	$89,779	$102,796

Reconciliation of reported diluted loss per share to adjusted diluted earnings per share
Diluted loss per share	$(1.22)	$(0.01)
Income from discontinued operations, net of tax	(0.06)	-
Goodwill impairment	1.15	-
Restructuring charges	0.02	0.01
Loss on extinguishment of debt	0.16	-
Loss on disposition of businesses	-	0.10
Adjusted diluted earnings per share	$0.05	$0.11

Note: The sum of the earnings per share amounts may not equal the totals due to rounding.

Reconciliation of reported net cash from operating activities to free cash flow
Net cash (used in) provided by operating activities	$(66,284)	$69,728
Net cash used in (provided by) operating activities - discontinued operations	37,805	(1,257)
Capital expenditures	(25,778)	(27,694)
Restructuring payments	6,047	8,246
Change in customer deposits at PB Bank	(888)	(23,036)
Transaction costs paid	1,740	1,839
Free cash flow	$(47,358)	$27,826

Contacts

Editorial -
Bill Hughes
Chief Communications Officer
203/351-6785

Financial -
Adam David
VP, Investor Relations
203/351-7175